Differentiation
Execution Version

Second Amendment
to
License Agreement

This Second Amendment to License Agreement (the “Second Amendment”) is made and effective as of September 22, 2023 (the “Second Amendment Effective Date”) between Century Therapeutics, Inc. (f/k/a Century Therapeutics, LLC), a Delaware corporation (“Century”) having a principal place of business at 3675 Market Street, Philadelphia, PA 19104 USA, and FUJIFILM Cellular Dynamics Inc., a Wisconsin corporation (“CDI”) having an address at 525 Science Drive, Madison, WI 53711 USA, and amends the License Agreement by and between Century (as assignee of Century Therapeutics, Inc. (“Century Inc.”)) and CDI dated September 18, 2018 (as amended, the “License Agreement”).  All capitalized terms used but not otherwise defined herein shall have the meaning set forth in the License Agreement.

Recitals

WHEREAS, on September 18, 2018, Century Inc. and CDI entered into the License Agreement;

WHEREAS, pursuant to the License Agreement CDI granted Century Inc. an exclusive license under the Licensed Patent Rights to Exploit the Licensed Products in the Field in the Territory;

WHEREAS, Century Inc. assigned all of its rights and obligations under the License Agreement to Century;

WHEREAS, certain terms of the License Agreement were modified as set forth in that certain First Amendment to the License Agreement dated as of March 23, 2021, by and between CDI and Century (“First Amendment”) and, with respect to the BMS Collaboration Agreement (as defined in such letter agreement), as set forth in a certain letter agreement effective as of January 7, 2022 between Century and CDI (the “BMS Collaboration Letter Agreement”);

WHEREAS, pursuant to, and in accordance with, Section 10.6 of the License Agreement, Century and CDI desire that the License Agreement be amended as set forth herein.

THEREFORE, in consideration of the mutual covenants and conditions set forth in this Second Amendment, it is agreed as follows:

1.Amendments to the License Agreement.
1.1.Section 1.34 of the License Agreement shall be amended and restated as follows:

“Licensed Product” means cancer immunotherapy products (for the treatment of cancer in humans) consisting of cells that are or are modifications of T cells, NK cells, dendritic cells, macrophages, and monocytes derived from human iPSC (including TiPSC). For the sake of clarity, such “modifications” exclude materials or substances extracted, isolated from, or secreted by, such modified or unmodified cells.

1.2.Section 1.19 of the License Agreement shall be amended and restated as follows:

“Exploit” or “Exploitation” means, with respect to a particular Licensed Product or CDI CDMO Product, as the case may be, to make, have made, use, have used, manufacture, have manufactured,

sell, have sold, offer for sale, have offered for sale, import, have imported, export and have exported, including to research, develop, commercialize or otherwise exploit such Licensed Product or CDI CDMO Product.

1.3.After giving effect to the amendments contemplated in Sections 1.1 and 1.2 above, Article 1 of the License Agreement shall be amended to add the following definitions, in appropriate alphabetical and numerical order, and the section numbers of Article 1 of the License Agreement and all cross references thereto in the License Agreement are hereby updated to reflect the addition of such defined terms:

“CDI CDMO Customer” means a Third Party who receives CDI CDMO Services and cells or other deliverables generated in the performance of CDI CDMO Services.

“CDI CDMO Services” means contract services provided by or on behalf of CDI to research, develop or manufacture CDI CDMO Products for any Third Party.

“CDI CDMO Product” means products for the treatment of diseases in humans, including products consisting of cells that are or are modifications of T cells, NK cells, dendritic cells, macrophages or monocytes. For the sake of clarity, such “modifications” exclude materials or substances extracted, isolated from, or secreted by, such modified or unmodified cells.

“Non-Exclusive Differentiation License Agreement” means a certain agreement entered into between the Parties on September 22, 2023 under which CDI grants a non-exclusive license to Century under certain patent rights and know-how related to human iPSC-derived T cells, NK cells, dendritic cells, macrophages and monocytes under the terms and conditions set forth therein and as may be amended.

1.4.Section 2.2(d) of the License Agreement shall be amended and restated as follows:

“(d)a fully paid-up, non-exclusive, non-transferable (except in accordance with Section 10.3), sublicensable (with the ability to sublicense through multiple tiers) worldwide license under the Century Licensed Technology and Century Manufacturing Technology for manufacturing and process development activities outside of the Field for any cell type.”

1.5.Section 2.6(a) of the License Agreement shall be amended and restated as follows:

“(a)For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, CDI retains the right to use and practice the Licensed Technology (i) to Exploit the Licensed Products in the Field outside the Territory, (ii) to Exploit the Licensed Products outside the Field, (iii) to manufacture and have manufactured the Licensed Products in the Field anywhere in the world, and (iv) for CDI CDMO Services.  For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement, CDI also retains the right to license the Licensed Technology to CDI CDMO Customers for the Exploitation of CDI CDMO Products by CDI CDMO Customers with the right to sublicense (with the ability to sublicense through multiple tiers) such rights.”

2.Notice.  Pursuant to, and in accordance with Section 10.2 of the License Agreement, as of the Second Amendment Effective Date, each Party’s contact information is as follows:

If to CDI:

FUJIFILM Cellular Dynamics, Inc.

465 Science Drive

Madison, WI 53711

Attention: Director, Intellectual Property

Email: fcdi-licensing@cellulardynamics.com

With a copy to:

FUJIFILM Cellular Dynamics, Inc.

465 Science Drive

Madison, WI 53711

Attention: General Counsel

and

Email: legaldepartment@fujifilm.com

If to Century:

Century Therapeutics, Inc.

25 N. 38th Street, 11th Floor

Philadelphia, PA 19104

Attention: General Counsel

Email: legal@centurytx.com

3.Miscellaneous.
3.1.Effect of this Second Amendment.  This Second Amendment amends the terms of the License Agreement, as previously amended, and is deemed incorporated into, and governed by all other terms of, the License Agreement.  To the extent that the License Agreement is explicitly amended by this Second Amendment, the terms of this Second Amendment will control where the terms of the License Agreement are contrary to or conflict with the terms of this Second Amendment.  All other terms and conditions of the License Agreement not explicitly amended by this Second Amendment shall remain in full force and effect.  The License Agreement shall, together with the First Amendment and this Second Amendment, be read and construed as a single instrument.
3.2.Counterparts.  This Second Amendment may be signed in any number of counterparts, including facsimile copies thereof or electronic scan copies thereof delivered by electronic mail, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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In witness whereof, the Parties have executed this Second Amendment as of the Second Amendment Effective Date.

Century Therapeutics, Inc.

By: /s/ Greg Russotti, Ph.D.

Name: Greg Russotti, Ph.D.

Title: Interim Chief Executive Officer

Fujifilm Cellular DYnamics Inc.

By: /s/ Tomoyuki Hasegawa

Name: Tomoyuki Hasegawa

Title: President and Chief Executive Officer

[Signature page to Second Amendment to License Agreement]